Whitebox Market Observer Investor Conference October 21, 2004 Lake Tahoe NASDAQ: FCFC / FCFCO WWW.FCFC.COM

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation that are not historical facts, including, but not limited to, statements relating to future operations, results or performance, projections of revenues, income or loss, or plans or objectives of management for future operations, are hereby identified as "forward looking statements" for the purpose of the safe harbor under the Private Securities Litigation Reform Act of 1995. FirstCity cautions that such "forward looking statements" are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those implied, projected or predicted in such statements. In particular, with respect to the pending sale of the FirstCity's interest in Drive Financial Services, L.P. and the effects of that sale on the future operations and performance of the FirstCity, it should be noted that while the FirstCity and the purchasers have executed a purchase agreement, there can be no assurance that the transaction will be completed as proposed or at all, as the closing of the sale is subject to the satisfaction of closing conditions which if not achieved could result in the termination of the agreement. When any such forward looking statement includes as statement of assumptions underlying such forward looking statement, FirstCity cautions that, while such assumptions are believed to be reasonable and are made in good faith, assumed facts almost always vary from actual results, and the differences between assumed facts and actual results can be material depending upon the circumstances. Factors that could cause actual results to materially differ from the forward looking statements contained in the presentation include, but are not limited to, the failure of certain contingencies or conditions to closing of the Drive sale to be satisfied as well as other risks and factors more fully discussed and identified under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," risk factors and other risks identified in FirstCity's Annual Report on Form 10-K for the year ended December 31, 2003 and in FirstCity's other filings with the SEC. The forward-looking statements in this presentation speak only as of the date of this presentation. FirstCity expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in FirstCity's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

A Vision of Change

FirstCity Today Commercial Corporation A Vision of Change

A Vision of Change Recapitalization Dec. '02

2001 2002 Cash $ 5.6 $ 4.1 Portfolio Assets 79.3 77.7 Consumer 10.2 9.1 Deferred Tax Asset 20.1 20.1 Discontinued Operations 16.7 7.8 Notes Payable 91.2 96.7 Preferred Stock 32.1 3.7 Shareholder Equity $ 3.9 $ 18.8 Book Value Per Share $ .46 $ 2.20 Selected Balance Sheet Data Recapitalization $millions

Return to Profit Plan Increase investment and servicing revenues Grow Drive core earnings Reduce corporate overhead Eliminate losses from discontinued operations Recapitalization

Earnings Summary Recapitalization

A Vision of Change Exit Auto Finance

Exit Auto Finance FirstCity Financial Announces Intent To Sell 31% Interest In Drive Financial Services LP for $86.8 Million WACO, TEXAS, September 22, 2004...FirstCity Financial Corporation (NASDAQ: FCFC) today announced that it has entered into a definitive agreement to sell its 31% beneficial interest in Drive Financial Services LP and Drive GP LLC (collectively "Drive") for $86.8 million. Depending on the timing of closing, the sale should result in the recognition by FirstCity of a gain of between $52 million and $57 million or between $4.40 and $4.82 per share of common stock......................

Book Value of FirstCity @ June 30, 2004 $35.9 million Book Value Per Share @ June 30, 2004 $3.04 per share From To Estimated Gain on Sale of Drive Interest $ 52 mil. $ 57 mil. Estimated Gain - Per Share $ 4.40 $ 4.82 Estimated Book Value after sale $ 7.44 $ 7.86 Exit Auto Finance Effect of Drive Sale

A Vision of Change Strengthen Liquidity

Strengthen Liquidity Reduction of Debt Debt Outstanding at 6/30/2004 $102.6 Less: Expected paydown from sale (67.0) Remaining Debt Outstanding $35.6 ($ millions)

Strengthen Liquidity New and Existing Credit Lines New BOS Line of Credit $ 96.0 Less: Remaining BOS Debt $ 35.6 Remaining BOS Credit Lines Available $ 60.4 Plus: Existing Cargill Line Availability $ 35.0 Net available credit lines for future investments $ 95.4 ($ millions)

A Vision of Change Grow Core Business

Acquisition, management, and resolution of portfolios of performing and nonperforming loans and assets owned or sold by government agencies, banks and other lenders. FirstCity Commercial Corporation Business Description Grow Core Business

Founded in 1986, one of the oldest Distressed Asset Management companies of its kind in the world $8 billion in assets acquired and managed Partnered with various global capital partners Assets acquired in every state in the U.S., as well as international acquisitions in France, Italy, Germany, Mexico, Japan, Thailand, Argentina and Chile International asset management platforms in France, Mexico and Argentina Management team averages over 20 years experience in banking, finance and debt resolution FirstCity Commercial Corporation Business Summary Grow Core Business

Grow Core Business Historical Acquisitions Domestic Europe Latin America Total Invested Equity YTD 6/30/2004 $ 41.8 $ 9.8 $ 40.9 $ 92.5 $ 21.8 2003 $ 92.6 $ 31.2 $ 5.4 $ 129.2 $ 22.9 2002 $ 61.4 $ 98.7 $ 11.7 $ 171.8 $ 16.7

Grow Core Business $ millions Dec. 31 2001 $92.0 $80.4 $77.7 $79.3 Growth of Portfolio Assets (Balance Sheet) Dec. 31 2002 Dec. 31 2003 Jun 30 2004

Latin America Domestic Europe Total Servicing Portfolio $2.4 Billion Grow Core Business ($millions)

Market Environment U.S. Europe Latin America Grow Core Business

A Vision of Change Create Future Value

49.6% 39.6% Create Future Value Maximize Use of Net Operating Loss Carryforwards Grow Return on Shareholders Equity Increase Share Price

Maximize Benefits Of NOLs $ MILLIONS $713 million Expiration of Existing NOL's $53 $193 $153 $13 $100 $69 $ - $14 2005 $52 2010 2022 Create Future Value

49.6% 39.6% Create Future Value 39.6% 49.6% 2003 2004 * * thru June 30, 2004 annualized Grow Return on Shareholder's Equity

Increase Share Price NASDAQ: FCFC 2003 2004 Create Future Value $9.30 10/18/2004

A Vision of Change Recapitalization Exit Auto Finance Strengthen Liquidity Grow Core Business Create Future Value Summary

(NASDAQ: FCFC / FCFCO) WWW.FCFC.COM A Vision of Change